Shutterfly Announces Third Quarter 2018 Financial Results

REDWOOD CITY, California, October 30, 2018 -- Shutterfly, Inc. (NASDAQ:SFLY), the leading retailer and manufacturing platform dedicated to helping capture, preserve, and share life’s important moments, today announced financial results for the third quarter ended September 30, 2018.

“With the closing of the Lifetouch acquisition earlier this year, Shutterfly, Inc. now encompasses a portfolio of large, industry-leading businesses with loyal customers and significant cash flow,” said Christopher North, President and Chief Executive Officer. “Thanks to the Lifetouch acquisition, our non-GAAP net revenues increased 91% year-over-year. We have large opportunities to create shareholder value through organic growth, by realizing key synergies between Lifetouch and Shutterfly, through M&A that leverages our manufacturing and technology platforms, as well as through return of capital.”

“Our results in the third quarter were mixed, with strong performance in Lifetouch and solid results in SBS offset by disappointing performance in Shutterfly Consumer. Coming out of the quarter, we’ve identified clear opportunities to improve the consistency of our results in Shutterfly Consumer. At the same time, we made good progress against key initiatives including a good start to the Lifetouch Fall picture day peak season. Across Shutterfly Consumer, we launched new categories and products, rolled out significant new mobile app features and simplified product creation experiences, and put in place strong preparations for Q4.”

Third Quarter 2018 Financial Highlights

GAAP net revenue was $369 million. Shutterfly Consumer segment net revenue totaled $127 million, a 6% year-over-year decrease. Lifetouch segment net revenue was $183 million. Shutterfly Business Solutions segment net revenue totaled $59 million, a 2% year-over-year decrease. GAAP operating loss totaled $87 million. Net loss was $74 million, or a loss of $2.20 per share.

Non-GAAP net revenue, excluding purchase accounting adjustments related to the deferred revenue write-down, was $373 million, a 91% year-over-year increase driven by the Lifetouch acquisition. Non-GAAP Lifetouch segment net revenue was $187 million. Normalized operating loss, excluding acquisition-related charges and purchase accounting adjustments related to the deferred revenue write-down, was $80 million. Normalized net loss was $71 million. Adjusted EBITDA loss was $26 million.

Today the Company announced it will be closing two Lifetouch facilities in 2019; Loves Park, Illinois and Bloomington, Minnesota, and will consolidate this volume into existing Shutterfly facilities. Given the adjacent peak periods in its Shutterfly Consumer and Lifetouch divisions, the Company expects these facility closures to reduce its reliance on temporary labor while improving the utilization of its existing assets.

Business Outlook[1][2]

The Company is revising its guidance on net revenue and adjusted EBITDA, and is updating non-GAAP quarterly target for the fourth quarter of 2018 to the following (in millions, except per share amounts):

	Prior Non-GAAP Midpoint Target as of August 7, 2018		Updated Non-GAAP Midpoint Target
	Three Months Ending December 31, 2018	Change	Three Months Ending December 31, 2018

Net revenue	$982	($13)	$970
Shutterfly Consumer net revenue	$563	($13)	$550
Lifetouch net revenue	$348	$3	$351
SBS net revenue	$72	($3)	$69

Gross profit margin	61.4%		61.6%

Operating income	$294	($21)	$273
Adjusted EBITDA	$354	($19)	$335

Earnings per share	$5.89	($0.53)	$5.36

[1] Excludes restructuring, acquisition-related charges and purchase accounting adjustments related to the deferred revenue write-down and inventory write-up.
[2] Excludes any severance or retention related to facility closures.

Notes to the Third Quarter 2018 Financial Results and Operating Metrics and 2018 Business Outlook
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization, stock-based compensation, capital lease termination, restructuring and acquisition-related costs.
The Company expanded segment reporting in the second quarter of 2018, which now includes segment margin. Segment reporting continues to report net revenue and cost of net revenue, consistent with previous reporting, but now it also includes technology and development, sales and marketing, and credit card fees, arriving at a margin for the segment. The margin of the Company's three segments compares to non-GAAP operating income by adding corporate expenses, amortization of intangible assets, stock-based compensation, and other non-recurring items including restructuring and acquisition-related charges.
Shutterfly Consumer segment includes sales from the Shutterfly brand, the Tiny Prints boutique and BorrowLenses, and are derived from the sale of a variety of products such as, professionally-bound photo books, cards and stationery, custom home décor products and unique photo gifts, calendars and prints, and the related shipping revenue, as well as rental revenue from the BorrowLenses brand. Consumer also includes revenue from advertising displayed on the Company’s website.
Lifetouch segment includes net revenue from professional photography services for schools, preschools and churches, as well as retail studios operated by Lifetouch under the JCPenney Portrait brand.
Shutterfly Business Solutions ("SBS") segment includes net revenue from personalized direct marketing and other end-consumer communications as well as just-in-time, inventory-free printing for the Company's business customers.
Average Order Value ("AOV") is defined as total net revenue (excluding Lifetouch and SBS) divided by total orders.
The financial guidance herein replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

Third Quarter Conference Call
Management will review the third quarter 2018 financial results and its expectations for the fourth quarter and full year 2018 on a conference call on Tuesday, October 30, 2018 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call and view the accompanying slides, please visit http://www.shutterflyinc.com. In the Investor Relations area, click on the link provided for the webcast, or dial (844) 763-8274 or (412) 717-9224, and ask to be to be joined into the Shutterfly call.  The webcast will be archived and available at http://www.shutterflyinc.com in the Investor Relations section.  A replay of the conference call will be available through Tuesday, November 13, 2018. To hear the replay, please dial (877) 344-7529 or (412) 317-0088 and enter access code 10125033.

Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP net revenue, operating income (loss), net income (loss), net income (loss) per share and adjusted EBITDA. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

To supplement the Company's consolidated financial statements presented on a GAAP basis, the Company believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, operating income (loss), net income (loss), or net income (loss) per share determined in accordance with GAAP. For more information, please see Shutterfly's SEC Filings, including the most recent Form 10-K and Form 10-Q, which are available on the Securities and Exchange Commission's website at www.sec.gov.

Notice Regarding Forward-Looking Statements
This media release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding expected cash flow generation in each of the Company's three segments; the Company's expectations of opportunities to create shareholder value through organic growth through realizing synergies, M&A, and return of capital; the Company's expectations about improving the consistency of results in Shutterfly Consumer; the Company’s expectations around the performance of the Lifetouch Fall picture day peak season; expectations around the impact of facility closures on reducing reliance on temporary labor and improving utilization of existing assets; and the Company's business outlook for the full year 2018. You can identify these statements by the use of terminology such as “guidance”, “believe”, “expect”, “will”, “should”, “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. Factors that might contribute to such differences include, among others, decreased consumer discretionary spending as a result of general economic conditions; the Company's ability to expand its customer base and increase sales to existing customers; the Company's ability to meet production requirements; the Company's ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff its operations; the impact of seasonality on the Company's business; the Company's ability to develop innovative, new products and services on a timely and cost-effective basis; failure to realize the anticipated benefits of the Company's 2017 restructuring activities or of the Lifetouch acquisition; consumer acceptance of the Company's products and services; the Company's ability to develop additional adjacent lines of business; unforeseen changes in expense levels; refining our promotional strategies; competition and the pricing strategies of the Company's competitors, which could lead to pricing pressure; the retention of Lifetouch employees and the Company's ability to successfully integrate the Lifetouch businesses; risks inherent in the achievement of anticipated synergies and the timing thereof; and general economic conditions and changes in laws and regulations. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to the Company's business in general, the Company refers you to the “Risk Factors” section of its Securities and Exchange Commission (“SEC”) filings, including the Company's most recent Form 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading retailer and manufacturing platform for personalized products and communications. Founded in 1999, Shutterfly, Inc. has three divisions: Shutterfly Consumer, Lifetouch, and Shutterfly Business Solutions. Shutterfly Consumer and Lifetouch help consumers capture, preserve, and share life’s important moments through professional and personal photography, and personalized products. The Shutterfly brand brings photos to life in photo books, gifts, home décor, and cards and stationery. Lifetouch is the national leader in school photography, built on the enduring tradition of “Picture Day,” and also serves families through portrait studios and other partnerships. Shutterfly Business Solutions delivers digital printing services that enable efficient and effective customer engagement through personalized communications. For more information about Shutterfly, Inc. (Nasdaq: SFLY), visit www.shutterflyinc.com.

Contacts Investor Relations: Shawn Tabak, 650-610-6026 stabak@shutterfly.com	Media Relations: Sondra Harding, 650-610-5129 sharding@shutterfly.com

Appendix 1.1
Shutterfly, Inc.
Consolidated Statements of Operations - GAAP
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net revenue	$368,757	$195,443	$1,011,853	$596,447
Cost of net revenue	224,738	131,108	584,012	365,432
Restructuring	—	39	—	1,475
Gross profit	144,019	64,296	427,841	229,540
Operating expenses:
Technology and development	44,735	39,614	127,659	124,968
Sales and marketing	135,375	33,331	303,737	119,205
General and administrative[1]	50,445	23,894	137,050	79,200
Capital lease termination	—	—	—	8,098
Restructuring[2]	—	3,278	2,952	15,491
Total operating expenses	230,555	100,117	571,398	346,962
Loss from operations	(86,536)	(35,821)	(143,557)	(117,422)
Interest expense	(16,660)	(6,699)	(44,063)	(18,617)
Interest and other income, net	856	253	4,166	687
Loss before income taxes	(102,340)	(42,267)	(183,454)	(135,352)
Benefit from income taxes	28,797	16,660	56,234	53,713
Net loss	$(73,543)	$(25,607)	$(127,220)	$(81,639)

Net loss per share - basic and diluted	$(2.20)	$(0.78)	$(3.84)	$(2.45)

Weighted-average shares outstanding - basic and diluted	33,470	32,878	33,139	33,363

Stock-based compensation is allocated as follows:
Cost of net revenue	$909	$1,041	$2,851	$3,284
Technology and development	2,545	2,512	7,546	7,388
Sales and marketing	3,057	2,864	9,502	9,017
General and administrative	5,420	4,319	15,422	13,021
Restructuring	—	—	—	814
	$11,931	$10,736	$35,321	$33,524

Depreciation and amortization is allocated as follows:
Cost of net revenue	$24,533	$14,681	$61,918	$44,733
Technology and development	6,125	6,634	19,841	21,522
Sales and marketing	9,645	2,484	21,215	8,271
General and administrative	1,667	1,016	4,271	3,611
Restructuring	—	665	—	5,999
	$41,970	$25,480	$107,245	$84,136

[1] The General and administrative expenses of $50 million and $137 million for the three and nine months ended September 30, 2018, respectively, include $2.4 million and $15 million, respectively, of acquisition-related charges.
[2] The exit of iMemories business resulted in restructuring charges of $3.0 million for the nine months ended September 30, 2018.

Appendix 1.2
Shutterfly, Inc.
Consolidated Balance Sheets - GAAP
(In thousands, except par value amounts)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$165,929	$489,894
Short-term investments	38,915	178,021
Accounts receivable, net	75,224	82,317
Inventories	18,081	11,019
Prepaid expenses and other current assets	144,853	41,383
Total current assets	443,002	802,634
Long-term investments	18,626	9,242
Property and equipment, net	388,862	266,860
Intangible assets, net	328,756	29,671
Goodwill	842,917	408,975
Other assets	24,253	17,418
Total assets	$2,046,416	$1,534,800

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$14,407	$297,054
Accounts payable	33,271	91,473
Accrued liabilities	159,783	159,248
Deferred revenue	110,736	24,649
Total current liabilities	318,197	572,424
Long-term debt	1,092,084	292,457
Other liabilities	148,932	119,195
Total liabilities	1,559,213	984,076
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 33,534 and 32,297 shares issued and outstanding on September 30, 2018 and December 31, 2017, respectively	3	3
Additional paid-in capital	1,052,383	996,301
Accumulated other comprehensive income	5,193	1,778
Accumulated deficit	(570,376)	(447,358)
Total stockholders' equity	487,203	550,724
Total liabilities and stockholders' equity	$2,046,416	$1,534,800

Appendix 1.3
Shutterfly, Inc.
Consolidated Statements of Cash Flows - GAAP
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(127,220)	$(81,639)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	79,522	66,367
Amortization of intangible assets	27,723	11,770
Amortization of debt discount and issuance costs	7,901	11,365
Repayment of convertible senior notes attributable to debt discount[1]	(63,510)	—
Stock-based compensation	35,321	32,710
(Gain) loss on disposal of property and equipment	(175)	705
Deferred income taxes	17,656	(8,607)
Restructuring	752	11,636
Other	208	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	14,121	(4,103)
Inventories	12,795	(1,782)
Prepaid expenses and other assets	(73,462)	(34,064)
Accounts payable	(68,060)	(35,819)
Accrued and other liabilities	(36,096)	(49,198)
Net cash used in operating activities	(172,524)	(80,659)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(889,587)	—
Purchases of property and equipment	(28,984)	(22,960)
Capitalization of software and website development costs	(34,602)	(25,977)
Purchases of investments	(9,523)	(44,381)
Proceeds from the maturities of investments	193,399	28,456
Proceeds from the sales of investments	46,879	—
Proceeds from sale of property and equipment	2,088	21,232
Net cash used in investing activities	(720,330)	(43,630)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	19,698	626
Repurchases of common stock	—	(80,000)
Principal payments of borrowings[1]	(243,018)	—
Principal payments of capital lease and financing obligations	(14,222)	(24,813)
Payment of debt issuance costs	—	(4,789)
Proceeds from borrowings, net of issuance costs	806,652	—
Net cash provided by (used in) financing activities	569,110	(108,976)
Effect of exchange rate changes on cash and cash equivalents	(221)	—
Net decrease in cash and cash equivalents	(323,965)	(233,265)
Cash and cash equivalents, beginning of period	489,894	289,224
Cash and cash equivalents, end of period	$165,929	$55,959

Supplemental schedule of non-cash investing / financing activities:
Net (decrease) increase in accrued purchases of property and equipment	$(1,450)	$4,263
Net increase (decrease) in accrued capitalized software and website development costs	241	(161)
Stock-based compensation capitalized with software and website development costs	1,065	1,084
Property and equipment acquired under capital leases	5,611	18,224

[1] During the third quarter of 2018, the Company identified certain amounts attributable to the repayment of accreted interest on its convertible senior notes that should have been classified as cash used in operating activities instead of cash used in financing activities. Such error resulted in a $64 million understatement of net cash used in operating activities with a corresponding understatement of cash provided by financing activities in the statement of cash flows for the six months ended June 30, 2018. The statement of cash flows for the nine months ended September 30, 2018 reflects the appropriate classification of such repayment between financing and operating activities.

Appendix 1.4
Shutterfly, Inc.
Shutterfly Consumer Metrics Disclosure
(Unaudited)

	Three Months Ended
	September 30,
	2018	2017
Shutterfly Consumer Metrics
Customers [1]	2,776,523	2,969,451
year-over-year change	(6)%

Orders	4,274,418	4,861,262
year-over-year change	(12)%

Average order value [2]	$29.69	$27.86
year-over-year change	7%

[1] An active customer is defined as one that has transacted in the last trailing twelve months.
[2] Average order value excludes Lifetouch and SBS revenue.

Appendix 1.5
Shutterfly, Inc.
Shutterfly Consumer Net Revenue by Brand
(In thousands)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2017	2017	2017	2017	2018	2018	2018	2017

Shutterfly Consumer net revenue
Shutterfly brand	$123,903	$139,908	$115,883	$464,547	$142,664	$154,181	$115,464	$844,242
Tiny Prints Boutique	—	—	1,942	48,932	2,103	1,397	1,490	50,874
Tiny Prints [1]	10,465	12,917	—	—	—	—	—	23,382
Wedding Paper Divas [2]	14,290	11,365	8,523	—	—	—	—	34,178
MyPublisher [3]	4,936	6,056	—	—	—	—	—	10,992
Other	7,051	8,844	9,070	8,330	7,292	9,425	9,934	33,295
Total	$160,645	$179,090	$135,418	$521,809	$152,059	$165,003	$126,888	$996,963

[1] Tiny Prints website shut down on June 28, 2017.
[2] Wedding Paper Divas website shut down on September 13, 2017.
[3] MyPublisher website shut down on May 15, 2017.

Appendix 2.1
Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

The Company expanded segment reporting, which now includes segment margin. Segment reporting continues to report net revenue and cost of net revenue, consistent with previous reporting, but now it also includes technology and development, sales and marketing, and credit card fees, arriving at a margin for the segment. The margin of the Company's three segments compares to non-GAAP operating income by adding corporate expenses, amortization of intangible assets, stock-based compensation, and other non-recurring items including restructuring and acquisition-related charges.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Shutterfly Consumer:
Net revenue	$126,888	$135,418	$443,950	$475,153
Cost of net revenue	81,031	81,439	251,940	263,345
Technology and development	29,971	32,712	91,930	104,679
Sales and marketing	28,819	26,811	89,500	98,955
Credit card fees	3,527	3,766	12,075	12,709
Margin[1]	$(16,460)	$(9,310)	$(1,495)	$(4,535)
Margin %	(13.0)%	(6.9)%	(0.3)%	(1.0)%

Lifetouch[2]:
Net revenue[3]	$187,071	$—	$448,982	$—
Cost of net revenue[4]	94,188	—	185,336	—
Technology and development	7,142	—	14,251	—
Sales and marketing	92,693	—	179,653	—
Credit card fees	3,316	—	4,481	—
Margin[1]	$(10,268)	$—	$65,261	$—
Margin %	(5.5)%	—%	14.5%	—%

Shutterfly Business Solutions:
Net revenue	$58,756	$60,025	$156,230	$121,294
Cost of net revenue	45,973	47,520	127,493	95,256
Technology and development	3,190	4,390	10,184	12,901
Sales and marketing	1,473	1,193	4,542	3,032
Margin[1]	$8,120	$6,922	$14,011	$10,105
Margin %	13.8%	11.5%	9.0%	8.3%

Consolidated Segments:
Net revenue[3]	$372,715	$195,443	$1,049,162	$596,447
Cost of net revenue[4]	221,192	128,959	564,769	358,601
Technology and development	40,303	37,102	116,365	117,580
Sales and marketing	122,985	28,004	273,695	101,987
Credit card fees	6,843	3,766	16,556	12,709
Margin[1]	$(18,608)	$(2,388)	$77,777	$5,570
Margin %	(5.0)%	(1.2)%	7.4%	0.9%
[1] The margins reported reflect only costs that are directly attributable or allocable to a specific segment and exclude corporate expenses, amortization of intangible assets, stock-based compensation and other non-recurring charges.
[2] The Company acquired Lifetouch on April 2, 2018.
[3] Yearbook sales and collections for the Lifetouch segment are made throughout the school year, whereas yearbooks are typically delivered toward the end of the school year in the second quarter of the fiscal year. Business combination accounting principles require the Company to record the assumed deferred revenue at fair value on the acquisition date measured based on the cost to manufacture and deliver the yearbooks, plus a profit margin. Segment reporting includes this purchase accounting adjustment which primarily relates to yearbook sales in net revenue for the Lifetouch segment.
[4] Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. Segment reporting excludes this purchase accounting adjustment from cost of net revenue for the Lifetouch segment.

The following table reconciles operating segment margin to total operating loss, operating segment net revenue to total net revenue, and operating segment cost of net revenue to total cost of net revenue:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Total margin for operating segments	$(18,608)	$(2,388)	$77,777	$5,570
Purchase accounting deferred revenue adjustment[1]	(3,958)	—	(37,309)	—
Purchase accounting inventory adjustment[2]	—	—	(10,931)	—
Corporate expenses[3]	(37,088)	(15,810)	(92,121)	(52,634)
Amortization of intangible assets	(12,559)	(3,570)	(27,723)	(11,770)
Stock-based compensation for operating segments	(11,931)	(10,736)	(35,321)	(33,524)
Restructuring	—	(3,317)	(2,952)	(16,966)
Acquisition-related charges	(2,392)	—	(14,977)	—
Capital lease termination	—	—	—	(8,098)
Operating loss	$(86,536)	$(35,821)	$(143,557)	$(117,422)
Operating margin	(23.2)%	(18.3)%	(13.7)%	(19.7)%

Total net revenue for all operating segments	$372,715	$195,443	$1,049,162	$596,447
Purchase accounting deferred revenue adjustment[1]	(3,958)	—	(37,309)	—
Total net revenue	$368,757	$195,443	$1,011,853	$596,447

Total cost of net revenue for all operating segments	$221,192	$128,959	$564,769	$358,601
Purchase accounting inventory adjustment[2]	—	—	10,931	—
Stock-based compensation for cost of net revenue	909	1,041	2,851	3,284
Amortization of intangible assets for cost of net revenue	2,637	1,108	5,461	3,547
Total cost of net revenue	$224,738	$131,108	$584,012	$365,432

[1] Yearbook sales and collections for the Lifetouch segment are made throughout the school year, whereas yearbooks are typically delivered toward the end of the school year in the second quarter of the fiscal year. Business combination accounting principles require the Company to record the assumed deferred revenue at fair value on the acquisition date measured based on the cost to manufacture and deliver the yearbooks, plus a profit margin. Segment reporting includes this purchase accounting adjustment which primarily relates to yearbook sales in net revenue for the Lifetouch segment.
[2] Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. Segment reporting excludes this purchase accounting adjustment from cost of net revenue for the Lifetouch segment.
[3] Corporate expenses include activities that are not directly attributable or allocable to a specific segment. This category consists primarily of expenses related to certain functions performed at the corporate level such as non-manufacturing facilities, human resources, finance and accounting, legal, information technology, integration, etc.

Appendix 3.1
Shutterfly, Inc.
Reconciliation of Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended					Three Months Ended
	September 30, 2018					September 30, 2018
	GAAP Income	Non-GAAP		Non-recurring		Normalized
	Statement	Adjustments		Adjustments		Non-GAAP
Net revenue:
Shutterfly consumer	$126,888					$126,888
Lifetouch	183,113	3,958	[1]			187,071
Shutterfly business solutions	58,756					58,756
Total net revenue	368,757	3,958				372,715
Cost of net revenue	224,738					224,738
Gross profit	144,019	3,958				147,977
Gross profit margin	39.1%					39.7%

Operating expenses:
Technology and development	44,735					44,735
Sales and marketing	135,375					135,375
General and administrative	50,445			(2,392)	[3]	48,053
Total operating expenses	230,555			(2,392)		228,163
Operating loss	(86,536)					(80,186)
Operating margin	(23.5)%					(21.5)%

Interest expense	(16,660)					(16,660)
Interest and other income, net	856					856
Loss before income taxes	(102,340)	3,958		2,392		(95,990)
Benefit from income taxes	28,797					25,194
Net loss	$(73,543)					$(70,796)

Net loss per share - basic and diluted	$(2.20)					$(2.12)

Weighted-average shares outstanding - basic and diluted	33,470					33,470

Operating loss						(80,186)
Stock-based compensation						11,931
Amortization of intangible assets						12,559
Depreciation						29,411
Adjusted EBITDA						$(26,285)
Adjusted EBITDA margin						(7.1)%

	Nine Months Ended					Nine Months Ended
	September 30, 2018					September 30, 2018
	GAAP Income	Non-GAAP		Non-recurring		Normalized
	Statement	Adjustments		Adjustments		Non-GAAP
Net revenue:
Shutterfly consumer	$443,950					$443,950
Lifetouch	411,673	37,309	[1]			448,982
Shutterfly business solutions	156,230					156,230
Total net revenue	1,011,853	37,309				1,049,162
Cost of net revenue	584,012	(10,931)	[2]			573,081
Gross profit	427,841	48,240				476,081
Gross profit margin	42.3%					45.4%

Operating expenses:
Technology and development	127,659					127,659
Sales and marketing	303,737					303,737
General and administrative	137,050			(14,977)	[3]	122,073
Restructuring	2,952			(2,952)	[4]	—
Total operating expenses	571,398			(17,929)		553,469
Operating loss	(143,557)					(77,388)
Operating margin	(14.2)%					(7.4)%

Interest expense	(44,063)					(44,063)
Interest and other income, net	4,166					4,166
Loss before income taxes	(183,454)	48,240		17,929		(117,285)
Benefit from income taxes	56,234					36,274
Net loss	$(127,220)					$(81,011)

Net loss per share - basic and diluted	$(3.84)					$(2.44)

Weighted-average shares outstanding - basic and diluted	33,139					33,139

Operating loss						(77,388)
Stock-based compensation						35,321
Amortization of intangible assets						27,723
Depreciation						79,522
Adjusted EBITDA						$65,178
Adjusted EBITDA margin						6.2%

[1] Yearbook sales and collections for the Lifetouch segment are made throughout the school year, whereas yearbooks are typically delivered toward the end of the school year in the second quarter of the fiscal year. Business combination accounting principles require the Company to record the assumed deferred revenue at fair value on the acquisition date measured based on the cost to manufacture and deliver the yearbooks, plus a profit margin. Segment reporting includes this purchase accounting adjustment which primarily relates to yearbook sales in net revenue for the Lifetouch segment.
[2] Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. Segment reporting excludes this purchase accounting adjustment from cost of net revenue for the Lifetouch segment.
[3] Acquisition-related charges for Lifetouch acquisition.
[4] Restructuring charge related to the exit of iMemories.

Appendix 4.1
Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2017	2017	2017	2017	2018	2018	2018	2017

GAAP net income (loss)	$(33,194)	$(22,838)	$(25,607)	$111,724	$(27,165)	$(26,512)	$(73,543)	$30,085
Capital lease termination	—	8,098	—	—	—	—	—	8,098
Restructuring	8,976	4,673	3,317	—	—	2,952	—	16,966
Acquisition-related charges	—	—	—	—	4,585	8,000	2,392	—
Purchase accounting adjustments	—	—	—	—	—	44,282	3,958	—
Tax benefit impact of non-recurring items	(3,948)	(4,829)	(1,669)	—	(1,185)	(15,171)	(3,603)	(10,446)
Benefit from 2017 tax reform legislation	—	—	—	(8,875)	—	—	—	(8,875)
Non-GAAP net income (loss)	$(28,166)	$(14,896)	$(23,959)	$102,849	$(23,765)	$13,551	$(70,796)	$35,828

GAAP diluted shares outstanding	33,712	33,579	32,878	33,114	32,702	33,234	33,470	34,106
Non-GAAP diluted shares outstanding	33,712	33,579	32,878	33,114	32,702	35,775	33,470	34,106

GAAP net income (loss) per share	$(0.98)	$(0.68)	$(0.78)	$3.37	$(0.83)	$(0.80)	$(2.20)	$0.88
Non-GAAP net income (loss) per share	$(0.84)	$(0.44)	$(0.73)	$3.11	$(0.73)	$0.38	$(2.12)	$1.05

Appendix 4.2
Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2017	2017	2017	2017	2018	2018	2018	2017

GAAP net income (loss)	$(33,194)	$(22,838)	$(25,607)	$111,724	$(27,165)	$(26,512)	$(73,543)	$30,085
Interest expense	5,964	5,955	6,699	9,219	9,633	17,769	16,660	27,836
Interest and other income, net	(189)	(244)	(253)	(794)	(1,749)	(1,561)	(856)	(1,481)
Tax (benefit) provision	(22,341)	(14,713)	(16,660)	58,873	(14,829)	(12,607)	(28,797)	5,160
Depreciation and amortization	27,364	25,957	24,815	25,724	24,898	40,377	41,970	103,862
Stock-based compensation	11,505	10,469	10,736	10,863	11,692	11,697	11,931	43,573
Capital lease termination	—	8,098	—	—	—	—	—	8,098
Restructuring	8,976	4,673	3,317	—	—	2,952	—	16,966
Acquisition-related charges	—	—	—	—	4,585	8,000	2,392	—
Purchase accounting adjustments	—	—	—	—	—	44,282	3,958	—
Non-GAAP Adjusted EBITDA	$(1,915)	$17,357	$3,047	$215,609	$7,065	$84,397	$(26,285)	$234,099

Appendix 4.3
Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2017	2017	2017	2017	2018	2018 [1]	2018	2017

Net cash provided by (used in) operating activities	$(72,386)	$13,672	$(21,945)	$320,183	$(124,332)	$(75,233)	$27,041	$239,524
Interest expense	5,964	5,955	6,699	9,219	9,633	17,769	16,660	27,836
Interest and other income, net	(189)	(244)	(253)	(794)	(1,749)	(1,561)	(856)	(1,481)
Tax (benefit) provision	(22,341)	(14,713)	(16,660)	58,873	(14,829)	(12,607)	(28,797)	5,160
Changes in operating assets and liabilities	92,194	(2,565)	35,336	(159,600)	142,368	53,888	(45,554)	(34,634)
Other adjustments	(6,265)	5,377	(2,575)	(13,026)	(8,611)	47,659	(1,129)	(16,488)
Cash restructuring	1,108	1,777	2,445	754	—	2,200	—	6,084
Capital lease termination	—	8,098	—	—	—	—	—	8,098
Acquisition-related charges	—	—	—	—	4,585	8,000	2,392	—
Purchase accounting adjustments	—	—	—	—	—	44,282	3,958	—
Non-GAAP Adjusted EBITDA	$(1,915)	$17,357	$3,047	$215,609	$7,065	$84,397	$(26,285)	$234,099

[1] During the third quarter of 2018, the Company identified certain amounts attributable to the repayment of accreted interest on its convertible senior notes that were misclassified within the statement of cash flows. This misclassification resulted in a $64 million understatement of net cash used in operating activities with a corresponding understatement of cash provided by financing activities for the second quarter of 2018. The quarterly amounts in the above table have been revised to appropriately reflect such repayment of accreted interest in cash used in operating activities during the second quarter of 2018.

Appendix 5.1
Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance [1]
	GAAP				Non-GAAP
	Three Months Ending December 31, 2018		Non-GAAP Adjustment		Three Months Ending December 31, 2018
	Low	High			Low	High

Net revenue	$943	$993	$2	[2]	$945	$995
Shutterfly Consumer net revenue	$540	$560			$540	$560
Lifetouch net revenue	$339	$359	$2	[2]	$341	$361
SBS net revenue	$64	$74			$64	$74

Cost of net revenue	$363	$382			$363	$382
Gross profit	$580	$611	$2	[2]	$582	$613
Gross profit margin	61.5%	61.5%			61.6%	61.6%

Operating income	$261	$281	$2	[2]	$263	$283
Operating margin	27.6%	28.3%			27.8%	28.4%

Operating income	$261	$281	$2	[2]	$263	$283
Stock-based compensation					$16	$16
Amortization of intangible assets					$11	$11
Depreciation					$35	$35
Adjusted EBITDA					$325	$345
Adjusted EBITDA margin					34.4%	34.7%

Tax rate [4]	26.1%	25.7%			26.1%	25.7%

Net income per share
Basic and Diluted	$5.09	$5.54	$0.05		$5.14	$5.59

Weighted average shares
Basic and Diluted	34.8	34.8			34.8	34.8

	Forward-Looking Guidance [1]
	GAAP				Non-GAAP
	Twelve Months Ending December 31, 2018		Non-GAAP Adjustment		Twelve Months Ending December 31, 2018
	Low	High			Low	High

Net revenue	$1,954	$2,004	$40	[2]	$1,994	$2,044
Shutterfly Consumer net revenue	$984	$1,004			$984	$1,004
Lifetouch net revenue	$750	$770	$40	[2]	$790	$810
SBS net revenue	$220	$230			$220	$230

Cost of net revenue	$947	$966	($11)	[3]	$936	$955
Gross profit	$1,007	$1,038	$51	[2][3]	$1,058	$1,089
Gross profit margin	51.5%	51.8%			53.1%	53.3%

Operating income	$135	$155	$51	[2][3]	$185	$205
Operating margin	6.9%	7.7%			9.3%	10.1%

Operating income	$135	$155	$51	[2][3]	$185	$205
Stock-based compensation					$51	$51
Amortization of intangible assets					$39	$39
Depreciation					$114	$114
Adjusted EBITDA					$390	$410
Adjusted EBITDA margin					19.6%	20.1%

Capital expenditures	$100	$100			$100	$100
Capital expenditures as % of net revenue	5.1%	5.0%			5.0%	4.9%

Tax rate [4]	21.5%	21.5%			21.5%	21.5%

Net income per share
Basic and Diluted	$1.66	$2.11	$1.14		$2.80	$3.25

Weighted average shares
Basic and Diluted	35.0	35.0			35.0	35.0

[1] Excludes restructuring, acquisition-related charges, and any severance or retention related to facility closures.
[2] Yearbook sales and collections for the Lifetouch segment are made throughout the school year, whereas yearbooks are typically delivered toward the end of the school year in the second quarter of the fiscal year. Business combination accounting principles require the Company to record the assumed deferred revenue at fair value on the acquisition date measured based on the cost to manufacture and deliver the yearbooks, plus a profit margin. Management reporting includes this purchase accounting adjustment which primarily relates to yearbook sales in net revenue for the Lifetouch segment.
[3] Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. Management reporting excludes this purchase accounting adjustment from cost of net revenue for the Lifetouch segment.
[4] Effective tax rate assumes windfall from stock-based compensation for shares expected to vest for the remainder of 2018, based on the Company’s average stock price over the last three months.

Appendix 5.2
Shutterfly, Inc.
Supplemental Information on Forward-Looking Guidance
(In millions, except per share amounts)
(Unaudited)

	Actual			Non-GAAP Quarterly Midpoint Target[1]
	Three Months Ended			Three Months Ending	Twelve Months Ending
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018

Net revenue	$200	$477	$373	$970	$2,019
Shutterfly Consumer net revenue	$152	$165	$127	$550	$994
Lifetouch net revenue	—	$262	$187	$351	$800
SBS net revenue	$48	$50	$59	$69	$225

Gross profit	$74	$254	$148	$597	$1,074
Gross profit margin	36.9%	53.4%	39.7%	61.6%	53.2%

Operating income (loss)	($30)	$32	($80)	$273	$195
Operating margin	(14.8)%	6.8%	(21.5)%	28.1%	9.7%

Operating income (loss)	($30)	$32	($80)	$273	$195
Stock-based compensation	$12	$12	$12	$16	$51
Amortization of intangible assets	$2	$13	$13	$11	$39
Depreciation	$23	$28	$29	$35	$114
Adjusted EBITDA	$7	$84	($26)	$335	$400
Adjusted EBITDA margin	3.5%	17.7%	(7.1)%	34.5%	19.8%

Tax rate	36.5%	15.9%	26.2%	25.9%	21.5%

Net income (loss) per share
Basic	($0.73)	—	($2.12)	—	—
Diluted	—	$0.38	—	$5.36	$3.02

Weighted average shares
Basic	32.7	—	33.5	—	—
Diluted	—	35.8	—	34.8	35.0

[1] Sum of quarterly targets equal the mid-point of 2018 annual non-GAAP guidance. Excludes restructuring, acquisition-related charges, and any severance or retention related to facility closures.